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Exhibit 10.23

        THE OFFER AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS. THE SECURITIES ARE BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTIONS AFFORDED BY REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES TO BE PURCHASED PURSUANT TO THIS AGREEMENT MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE AND NON-U.S. SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND SUCH LAWS AS THEN AVAILABLE.

        THIS OPTION AGREEMENT HAS NOT BEEN FILED WITH OR REVIEWED OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE ATTORNEY GENERAL OR SECURITIES AGENCY OF ANY STATE OR NON-U.S. JURISDICTION. NONE OF THE FOREGOING HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE OPTION. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

EQUITY OPTION AGREEMENT

        This Equity Option Agreement (this "Agreement"), is made as of April 8, 2005 between Clean Energy Fuels Corp., a Delaware corporation (the "Company"), and Boone Pickens (the "Investor").

RECITALS

        The Company and the Investor have agreed that, at the option of the Company, and subject to the provisions of Article VII hereof, the Investor will purchase and the Company will sell up to 10,135,135 shares (the "Total Option Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a purchase price per share of $2.96, for a total investment of up to $30,000,000 (the "Maximum Investment Amount") in transactions intended to satisfy the exemption from registration for private sales of securities under Section 4(2) of the Securities Act of 1933; as amended (the "Act") and Rule 506 under the Act.

        NOW THEREFORE, in consideration of the premises stated above, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
 Definitions

        1.1    Definitions.    For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

        "Additional Shares" means shares of Common Stock issued or deemed to be issued pursuant to Section 7.2(a)(iv) during the Commitment Period, other than Excluded Securities.

        "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Commitment Period" shall mean the period commencing on the date first written above, and expiring on the Termination Date.

        "Common Stock" shall mean the Company's Common Stock, $0.0001 par value per share.

        "Draw Down" shall mean each occasion the Company elects to exercise its right to deliver a Draw Down Notice requiring the Investor to purchase the Option Shares as specified in such Draw Down Notice, subject to the terms and conditions of this Agreement.

        "Draw Down Amount" means the aggregate purchase price of the shares of Common Stock subject to any Draw Down Notice.

        "Draw Down Date" shall mean any day during the Commitment Period that a Draw Down Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.1(e) hereof.

        "Draw Down Notice" shall mean a written notice to the Investor delivered in accordance with this Agreement in the form attached hereto as Exhibit A setting forth the number of shares that the Investor shall be required to purchase pursuant to such Draw Down and the aggregate purchase price therefor.

        "Draw Down Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Draw Down Notice that has been delivered in accordance with the terms and conditions of this Agreement.

        "Excluded Securities" means those securities referred to in clauses (i)-(iii) and (v) of Section 4(a) of that certain Amended and Restated Stockholders' Agreement of Clean Energy Fuels Corp. by and among Clean Energy Fuels Corp., Terasen, Inc., Westport Innovations Inc., Alan P. Basham, Boone Pickens, Pickens Grandchildren's Trust U/D/T 11/30/99, Perseus ENRG Investment, L.L.C., GFI Control Systems, Inc., Gas Research Institute, Paul Nelson Holding LLC, dated as of March 31, 2005.

        "Material Adverse Effect" has the meaning set forth in Section 3.1.

        "Maximum Investment Amount" shall have the meaning set forth in the first paragraph of the Recitals.

        "Option Shares" shall mean the shares of Common Stock issued or issuable pursuant to this Agreement.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind.

        "Purchase Notice" shall mean a written notice from the Investor delivered to the Company in accordance with this Agreement in the form attached hereto as Exhibit B setting forth the number of shares that the Investor desires to purchase pursuant to such Purchase Amount and the aggregate purchase price therefor.

        "Purchase Price per Share" means, from time to time, the price the Investor shall pay for each Option Share, which shall initially be $2.96 and shall be subject to adjustment pursuant to Article VII of this Agreement.

        "Remaining Option Shares" means, from time to time, the Total Option Shares less all Option Shares purchased pursuant to previous Draw Downs under this Agreement.

        "Remaining Investment Amount" means, from time to time, the Maximum Investment Amount less all Draw Down Amounts previously paid under this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Settlement Date" shall mean the 12th (twelfth) business day following the Draw Down Date.

        "Termination Date" means April 8, 2007.

        "Total Option Shares" shall have the meaning set forth in the first paragraph of the Recitals, subject to further adjustment as provided in Article VII.

Article II
 Sale And Purchase of Common Stock

        2.1    Investor's Purchase Commitment.

        (a)    Sale and Purchase of Common Stock.    Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Common Stock, based on such number of Draw Downs (subject to the Aggregate Minimum Draw Down Amount, as hereinafter defined) as the Company, in its sole discretion, shall choose to deliver during the Commitment Period until the earliest of (i) the date when the aggregate purchase price of Option Shares purchased under this Agreement equals the Maximum Investment Amount, (ii) the close of business on the Termination Date and (iii) the date this Agreement is otherwise terminated.

        (b)    Draw Downs.    Upon the terms and subject to the conditions set forth herein, on any business day during the Commitment Period, the Company, subject to Board of Directors approval, may exercise a Draw Down by the delivery of a Draw Down Notice, executed by the Chief Executive Officer of the Company, to the Investor. Each Draw Down will be settled on the applicable Settlement Date following the Draw Down Date. The amount of any Draw Down shall be allocated pro rata between the Draw Down Amounts set forth herein and the corresponding amounts to be drawn down pursuant to that certain Equity Option Agreement by and between the Company and Perseus ENRG Investment, L.L.C. ("Perseus"), dated as of the date hereof, a copy which is attached hereto as Exhibit A (the "Perseus Equity Option"), provided, however, that the minimum aggregate amount of each Draw Down under this Agreement and the draw down under the Perseus Equity Option, shall not be less than $2,500,000 (the "Aggregate Minimum Draw Down Amount"). Notwithstanding the foregoing, (i) the Perseus Equity Option shall not be amended increase or decrease the ratio or ratios, as applicable, of the Draw Down Amount, Per Share Purchase Price or Total Option Shares set forth in this Agreement to the Draw Down Amount, Per Share Purchase Price or Total Option Shares (each as defined in the Perseus Equity Option) set forth in the Perseus Equity Option, without simultaneously amending this Agreement to maintain such ratio or ratios, as applicable, which amendment shall be made only pursuant to the provisions of Section 8.5 hereof, and (ii) the Investor shall have no right to purchase shares of Common Stock subject to the purchase right of Perseus contained in Section 2.1(d) of the Perseus Equity Option the event Perseus elects not to exercise its purchase right or if Perseus effects only a partial exercise of its purchase right.

        (c)    Maximum Number of Draw Down Shares and Maximum Investment.    The number of Option Shares to be purchased by the Investor pursuant to all Draw Downs hereunder shall not exceed the Total Option Shares, subject to adjustment as provided in Article VII, and the total aggregate purchase price to be paid by the Investor pursuant to all Draw Downs hereunder shall not exceed the Maximum Investment Amount, provided, however, in the event that the Company fails to effect a Draw Down of the amounts set forth below prior to the corresponding dates set forth below, the Maximum Investment Amount will be reduced by each amount for which a Draw Down was not effected:

        $6,000,000 on or before July 31, 2005.

        $6,000,000 on or before November 30, 2005.

        $6,000,000 on or before April 30, 2006.

        $6,000,000 on or before September 30, 2006.

        $6,000,000 on or before February 28, 2007.

        (d)    Investor Purchase Right.    In the event that the Company elects not to effect a Draw Down on or before any of the dates set forth above, the Investor shall have the right ("Purchase Right"), in its sole discretion, for a period of ten (10) days from and after the applicable date, (a "Purchase Notification Date"), to notify the Company of its intent to purchase up to 2,027,027 shares of Common Stock (the "Purchase Shares"), at a price of $2.96 per share (each, "Purchase Amount"), subject to adjustment as provided in Article VII. To exercise its right to purchase a Purchase Amount, Investor shall deliver to the Company a Purchase Notice, executed by an authorized representative of the Investor, and shall deliver the same to the Company on or prior to the Purchase Notification Date. The purchase of the Purchase Amount shall be settled on the twelfth (12th) business day following the Investor's provision of a Purchase Notice to the Company (the "Purchase Settlement Date") by payment to the Company of the Purchase Amount.

        (e)    Delivery of Draw Down Notice.    A Draw Down Notice or Purchase Notice, as the case may be, shall be deemed delivered on (i) the business day on which it is transmitted by facsimile to the Investor and the Company confirms such delivery by telephone (including voicemail message)), or (ii) the business day on which it is delivered by a recognized national overnight delivery service or by overnight mail of the U.S. Postal Service.

        2.2    Settlements.    On or before each Settlement Date, or in the instance where the Investor has exercised its Purchase Right, on or before the Purchase Settlement Date, the Investor shall transmit the Draw Down Amount (or Purchase Amount) to the Company by wire transfer of immediately available funds. On the Settlement Date (or the Purchase Settlement Date) the Company shall, unless otherwise instructed by the Investor, issue, or caused to be issued, a certificate evidencing the Draw Down Shares (or Purchase Shares) in the name of the Investor, and, against receipt of the Draw Down Amount (or Purchase Amount), and to deliver, or cause to be delivered, such certificate by overnight delivery.

Article III
 Representations and Warranties of the Company

        As a material inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor that, on and as of the date hereof:

        3.1    Organization And Standing.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority necessary for it to own its properties and assets and to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

        3.2    Securities of the Company.    As of the date hereof, the authorized Capital Stock of the Company consists of 38,000,000 shares of Common Stock, of which 20,828,384 shares are outstanding, and 1,000,000 shares of Preferred Stock, none of which are outstanding. As of the date hereof, the Company has outstanding options and warrants to purchase a total of 15,498,926 shares of Common Stock, including the shares covered by this Agreement. Other than the foregoing, the Company has no other authorized, issued or outstanding equity securities or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable.

        3.3    Option Shares Authorized; No Violation.    The Option Shares (in an amount up to the Total Option Shares) have been duly and validly authorized and have been duly reserved, and will remain available for issuance, pursuant to this Agreement. When issued against payment therefor as provided in this Agreement, the Option Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby to be performed by it do not and will not violate any provision of (i) the Company's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which the Company is subject. Assuming the due execution hereof by Investor, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

        3.4    Securities Act Representations.    Assuming the accuracy of the Investor's representations pursuant to Section 4 hereof, the sale of the Option Shares hereunder will be exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Option Shares hereunder.

        3.5    Permits.    The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To its knowledge neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits.

Article IV
 Representations, Warranties And Covenants of the Investor

        As a material inducement to the Company to enter into this Agreement, the Investor hereby acknowledges, represents, warrants and covenants, to the Company as follows:

        4.1    Purchase Entirely for Own Account.    The Option Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing same.

        4.2    Disclosure of Information.    The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Option Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Option Shares and the business, properties, prospects and financial condition of the Company.

        4.3    Investment Experience.    The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Option Shares. The Investor also represents it has not been organized for the purpose of acquiring the Option Shares. The Investor acknowledges that any investment in the Option Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

        4.4    Accredited Investor.    The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

        4.5    Restricted Securities.    The Investor understands that the Option Shares will be characterized as "restricted securities" under the federal securities laws as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. THE INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY'S OPTION SHARES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. The Investor understands that the Option Shares have not been registered under the Securities Act or qualified under the laws of any state and, except as provided herein, will not be registered or qualified, and thus the Investor will not be able to resell or otherwise transfer the Option Shares unless they are registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Investor has no immediate need for liquidity in connection with this investment and does not anticipate that the Investor will be required to sell Option Shares in the foreseeable future.

        4.6    Further limitations on Disposition.    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Warrant or the Warrant Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by transfer restrictions of this Agreement.

        4.7    Legends.    The Option Shares shall bear legends substantially as shown in Exhibit B hereto.

        4.8    No Reliance on Others.    The Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

        4.9    No Violation.    The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby to be performed by it do not and will not violate any provision of (i) the Investor's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which the Investor is subject. The Investor has duly executed and delivered this Agreement. Assuming the due execution hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        4.10    No Brokers.    No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor.

Article V
 Covenants

        5.1    Reservation of Common Shares.    The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Option Shares in an amount equal to the Total Option Shares less the number of Option Shares previously issued hereunder.

        5.2    Issuance of Draw Down Shares.    The sale and issuance of the Draw Down Shares shall be made in accordance with the provisions and requirements of Section 4(2) the Securities Act and any applicable state law.

Article VI
 Termination

        6.1    Term; Termination by Mutual Consent.    Subject to the provisions of Section 6.2, the term of this Agreement shall run until the end of the Commitment Period; provided that the right of the Company to effect any Draw Downs under this Agreement, and the right of the Investor to effect any Purchase Right under their Agreement may be terminated or extended at any time by mutual consent of the parties hereto. Furthermore, in the event that the Company and Perseus terminate the Perseus Equity Option, Investor shall have the right to terminate this Agreement within thirty (30) days following receipt of notice of such termination from the Company.

        6.2    Termination by The Investor.    The Investor may terminate the right of the Company to effect any Draw Downs under this Agreement upon one (i) business day's notice if any of the following events (each, an "Event of Default") shall occur:

        (a)   The Company or any subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed; or

        (b)   Bankruptcy, insolvency, reorganization or liquidation proceedings other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

Article VII
 Adjustment of Option Shares and Purchase Price per Share

        The Purchase Price per Share and the Option Shares shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter provided.

        7.1   If, during the Commitment Period, the Company (i) pays a dividend or makes a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivides its outstanding Common Stock, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) issues any shares by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Remaining Option Shares shall, at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, be adjusted to the number and kind of securities which the Investor would own if the Investor had purchased the Remaining Option Shares immediately prior to such record date or effective date, and such shares were subject to the dividend, distribution, subdivision, combination or reclassification. Whenever the Remaining Option Shares are adjusted pursuant to this Section 7.1, the Purchase Price per Share shall simultaneously be adjusted to a number equal to the Remaining Investment Amount divided by the adjusted Remaining Option Shares, and the Total Option Shares shall be increased by the same number as the increase in the Remaining Option Shares.

        7.2   If, during the Commitment Period, the Company issues Additional Shares (i) without consideration, other than as a dividend or distribution with respect to the Common Stock, or (ii) for consideration per share less than the then applicable Purchase Price per Share, then the Remaining

Option Shares shall automatically be adjusted by multiplying the number of Remaining Option Shares times a fraction (the "Adjustment Factor"), the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock issuable pursuant to options, warrants and convertible securities outstanding immediately prior to such issuance, and including issued and outstanding Option Shares, but excluding the Remaining Option Shares) plus the number of Additional Shares actually issued or deemed issued pursuant to Section 7.2(a)(iv), and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance (including shares of Common Stock issuable pursuant to options, warrants and convertible securities outstanding immediately prior to such issuance, and including issued and outstanding Option Shares, but excluding the Remaining Option Shares) plus the number of shares of Common Stock that the aggregate consideration received by the Company would purchase at the Purchase Price Per Share in effect immediately prior to the issuance. Whenever the Remaining Option Shares are adjusted pursuant to this Section 7.2, the Purchase Price per Share shall simultaneously be adjusted to a number equal to the Remaining Investment Amount divided by the adjusted Remaining Option Shares, and the Total Option Shares shall be increased or decreased by the same number as the increase or decrease in the Remaining Option Shares.

        (a)   In any adjustment of the Remaining Option Shares pursuant to this Section 7.2, the following provisions shall apply:

            (i)  If Common Stock is issued for cash, the consideration shall be deemed to be the amount of cash paid for the Common Stock after deducting therefrom any discounts and commissions, but not legal fees or other expenses of the Company, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

           (ii)  If Common Stock is issued for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board.

          (iii)  If Common Stock is issued without consideration, the consideration shall be deemed to be $0.0001 per share.

          (iv)  If the Company issues (x) options to purchase Common Stock or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

            (1)   the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration to be determined in each case in the manner provided in subsections (i), (ii) and (iii) above);

            (2)   the aggregate maximum number of shares Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration to be determined in each case in the manner provided in subsections (i), (ii) and (iii) above);

            (3)   on any change in the exercise price deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from an antidilution provision thereof, the number of Remaining Option Shares shall automatically be readjusted to the same number of Remaining Option Shares as would have resulted had the change in exercise price been made at the time of issuance of such options, rights or securities not converted prior to such change (or options or rights related to such securities not converted prior to such change), and a corresponding adjustment shall be made in the Total Option Shares; and

            (4)   Upon the expiration of any such options or rights, or the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Remaining Option Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities, and a corresponding adjustment shall be made in the Total Option Shares.

        7.3   If, during the Commitment Period, holders of the Common Stock receive, or become entitled to receive, without payment therefor, as a dividend or distribution with respect to the Common Stock, (i) securities other than Common Stock or (ii) other property (other than cash) of the Company, then on and after the record date for the determination of stockholders entitled to receive such securities or property, in each Draw Down the Investor shall be entitled to receive, for each Draw Down Share, without payment of any additional consideration therefor, the same amount of such other or additional securities such other property (other than cash) of the Company distributed with respect to one share Common Stock outstanding on such record date.

        7.4   No adjustment in the number of Remaining Option Shares shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Remaining Option Shares; provided, that any adjustments not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VII shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

Article VIII
 Miscellaneous

        8.1    Expenses.    Each party hereto shall be responsible for its own expenses in connection the purchase and sale of the Option Shares.

        8.2    Attorneys' Fees.    If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

        8.3    Notices.    Except as otherwise expressly provided herein, all notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by first class or certified mail or by overnight delivery.

        (a)   if to the Company, to:

    Clean Energy Fuels Corp.
    3020 Old Ranch Parkway
    Suite 200
    Seal Beach, CA 90740
    Attn: Chief Executive Officer
    Telephone: (562) 493-2804
    Facsimile: (562) 493-4532

        (b)   if to the Investor, to:

    Boone Pickens
    BP Capital
    260 Preston Commons West
    8117 Preston Road
    Dallas, Texas 75225
    Telephone: (214) 265-4165
    Facsimile: (214) 750-9773

or, in each case, at such other address as may be specified in a Notice to the other party hereto. All Notices shall be deemed effective and given upon receipt.

        8.4    Entire Agreement.    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

        8.5    Amendment and Waiver.    This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against whom such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

        8.6    Severability.    This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        8.7    Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Investor. Any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

        8.8    Further Assurances.    Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be reasonably necessary or desirable to carry out the transactions contemplated by this Agreement.

        8.9    Titles and Headings.    Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

        8.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.    (A) THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA (UNLESS U.S. FEDERAL JURISDICTION IS LACKING, IN WHICH CASE THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF ANY STATE COURT OF GENERAL JURISDICTION SITTING IN LOS ANGELES IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT MATTERS RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

        8.11    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

[The next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Equity Option Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

/s/ BOONE PICKENS Boone Pickens

CLEAN ENERGY FUELS CORP.

By: /s/ ANDREW J. LITTLEFAIR Andrew J. Littlefair

EXHIBIT A

CLEAN ENERGY FUELS CORP.

DRAW DOWN NOTICE

[Date]

Boone Pickens
BP Capital
260 Preston Commons West
8117 Preston Road
Dallas, Texas 75225

        Reference is made to the Equity Option Agreement between Clean Energy Fuels Corp. (the "Company") and Boone Pickens (the "Investor") dated as of April 8, 2005.

  Effective Date of Delivery of Draw Down Notice (determined pursuant to Section 2.1(e) of the Equity Option Agreement) :

  Settlement Date:

  Number of Shares:

  Draw Down Amount: $

    CLEAN ENERGY FUELS CORP.

    By:

    Name:

    Title:

EXHIBIT B

CLEAN ENERGY FUELS CORP.

PURCHASE NOTICE

[Date]

Clean Energy Fuels Corp.
3020 Old Ranch Parkway
Suite 200
Seal Beach, CA 90740
Attn: Chief Executive Officer

        Reference is made to the Equity Option Agreement between Clean Energy Fuels Corp. (the "Company") and Boone Pickens (the "Investor") dated as of April 8, 2005.

  Effective Date of Delivery of Purchase Notice (determined pursuant to Section 2.1(e) of the Equity Option Agreement) :

  Purchase Settlement Date:

  Number of Shares:

  Purchase Amount: $

Boone Pickens

EXHIBIT C

CLEAN ENERGY FUELS CORP.

LEGEND

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR UNDER SUCH STATE SECURITIES OR BLUE SKY LAWS.

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  Exhibit 10.23
EQUITY OPTION AGREEMENT
RECITALS